Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT OF

GROBSTEIN, HORWATH & COMPANY LLP

We consent to the incorporation by reference in the Registration Statement of Qiao Xing Universal Telephone, Inc. on Form F-3 of our report, dated June 18, 2004 on our audit of the consolidated financial statements of Qiao Xing Universal Telephone, Inc. as of and for the years ended December 31, 2003 and 2002, included in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2003.

/s/ Grobstein, Horwath & Company LLP
Sherman Oaks, California
November 18, 2004